EXHIBIT 99.A

News
For Immediate Release

El Paso Corporation to Present at Banc of America Conference

HOUSTON, TEXAS, November 16, 2004—El Paso Corporation (NYSE:EP) announced today that Bruce Connery, vice president of Investor and Public Relations, will present today, Tuesday, November 16, at the Banc of America Energy and Power Conference.

The presentation will be webcast live from the conference starting at 2:30 p.m. Eastern Standard Time. You can review the presentation slides and access the webcast from the Investor page of El Paso’s Web site at www.elpaso.com.

Risk Management Update

In order to manage the company’s exposure to natural gas prices, El Paso has purchased put options, which place a floor price for a portion of its 2005 and 2006 natural gas production. As a result, El Paso will receive a minimum of $6 per million British thermal unit for 60 trillion British thermal units (TBtu) of 2005 production and 120 TBtu of 2006 production.

Debt Update

As of September 30, 2004, El Paso Corporation had debt, net of cash, of approximately $17.0 billion, compared with approximately $22 billion as of September 30, 2003. El Paso will provide details about its balance sheet and other financial items during a not-yet-scheduled December conference call that will take place in conjunction with the filing of the company’s third quarter 2004 SEC Form 10-Q.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan, including achieving our debt-reduction targets; changes in reserve estimates based upon internal and third party reserve analyses; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and natural gas hedge transactions; outcome of litigation, including shareholder derivative and class actions related to reserve revisions and restatements; consequences arising from the delay in filing of our periodic reports including the exercise of remedies by the company’s lenders under certain financing arrangements and if such remedies were to be exercised, the company’s potential inability to identify and obtain alternate sources of financing and the existence of cross-acceleration provisions in various financing agreements; uncertainties associated with exploration and production activities, including our risk management strategies; actions by the credit rating agencies; the successful close of our financing transactions; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; competition, and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Kim Wallace, Manager
Office: (713) 420-6330
Fax: (713) 420-6341

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